                                                EDISON INTERNATIONAL
                                         Director Nonqualified Stock Options
                                              2004 Terms and Conditions

Edison  International  (EIX)  nonqualified  stock  options to purchase EIX Common Stock (EIX  Options) and dividend equivalents  awarded under the Equity  Compensation Plan (ECP) for non-employee  members of the Boards of Directors
(Holders) of EIX or Southern California Edison Company (SCE) are subject to the following terms and conditions:

1.  PRICE
The  exercise  price of an EIX  Option  stated in the award  certificate  is the  average of the high and low sales prices of EIX Common Stock on the New York Stock Exchange for the date of the award.

2. VESTING AND TERM
(a) The EIX  Options and  dividend  equivalents  are fully  vested as of the date of grant.  The EIX Options  shall have a term of ten years  from the date of grant  (Option  Term) and any EIX Option  outstanding  at the end of the
Option Term will terminate.  Dividend  equivalents will have a term of five years,  except as otherwise provided in these terms and conditions.

(b) Upon  termination of service as a director,  the EIX Options will be forfeited unless the Holder exercises them within 180 days following the date of  termination,  or by the end of the Option Term, if that date is earlier.  If termination of service occurs while dividend  equivalents  remain  outstanding,  any accrued  dividend  equivalents remaining unpaid on the termination date will be paid within 30 days following the date of termination.

(c) If  termination of service as a director is due to retirement  from the Board(s)  after  attaining at least age
65,  disability or death,  EIX Options may be exercised by the Holder or beneficiary  through the end of the Option
Term and dividend equivalents will continue to accrue and may be exercised as provided in Section 4.

(d)  Notwithstanding  the  foregoing,  upon a Change in Control of EIX,  this Section 2(d) shall apply.  "Change in
Control of EIX"  shall be as defined in  Appendix  A. If EIX  Common  Stock does not remain  outstanding  after the
Change in Control of EIX, and the new owners do not replace EIX Options with  substantially  equivalent  options, a cash out of  unexercised  EIX  Options  will occur  based on the  average  of the high and low sales  prices of EIX
Common Stock on the New York Stock Exchange  immediately prior to the Change in Control,  and dividend  equivalents will be paid.  If EIX Common  Stock does  remain  outstanding  after the Change in  Control,  or if EIX Options are replaced with substantially  equivalent  options,  the unexercised  options and dividend  equivalents will continue according to their  original  terms unless a Director's  Board service is  involuntarily  terminated as a result of such  Change  in  Control  within  one  year  of the  Change-in-Control  event.  Following  such  termination,  any unexercised  options will remain  exercisable for a period of two years after the termination date or until the end of the Option  Term if that date is  earlier.  Any  unexercised  dividend  equivalents  will be paid within 30 days following such termination.

3. EIX OPTION EXERCISE

(a) The Holder may  exercise an EIX Option by providing  written  notice to EIX on the form  prescribed  by EIX for this purpose  accompanied  by full  payment of the  applicable  exercise  price.  Payment  must be in cash,  or its equivalent,  including  EIX Common Stock,  if held at least six months prior,  valued on the exercise date at a per share  price  equal to the  average  of the high and low sales  prices of EIX  Common  Stock on the New York  Stock
Exchange.  A  broker-assisted  "cashless"  exercise may be  accommodated  for EIX Options at the discretion of EIX.
Until payment is accepted,  the Holder will have no rights in the optioned  stock.  EIX Options may be exercised at any time through the end of the Option Term except as otherwise provided in Sections 2(b), 2(c), and 2(d).

(b) The Holder agrees that any  securities  acquired by him or her hereunder are being  acquired for his or her own account for investment and not with a view to or for sale in connection with any  distribution  thereof and that he or she  understands  that such  securities  may not be sold,  transferred,  pledged,  hypothecated,  alienated,  or otherwise  assigned or disposed of without either  registration under the Securities Act of 1933 or compliance with the exemption provided by Rule 144 or another applicable exemption under such act.

(c) The Holder  will have no right or claim to any  specific  funds,  property  or assets of EIX as a result of the
EIX Options or dividend equivalents.

4.  DIVIDEND EQUIVALENTS

A  dividend  equivalents  account  will be  established  on behalf  of the  Holder.  During  the  five-year  period commencing on the date of grant,  for each  dividend  paid on EIX Common Stock,  this account will be credited with the amount of  dividends  that would  have been paid on the  number of shares of EIX  Common  Stock  covered by the
Holder's  corresponding  EIX Option award except as provided below.  The dividend  equivalents  will be credited on the  ex-dividend  date for EIX Options held on that date.  Dividend  equivalents  will  accumulate  in this account without  interest.  The  dividend  equivalents  will be paid in cash upon the  earlier  of (i) the  request  of the
Holder  at any  time  during  the four  year  period  following  the  date of  grant,  regardless  of  whether  the corresponding  EIX Option is exercised,  (ii) the exercise or termination of the  corresponding  EIX Option,  (iii)
termination of service as a director  other than  retirement,  or (iv) the fifth  anniversary of the date of grant.
Upon payment or termination of the dividend  equivalents,  no further  dividend  equivalents  will accrue as to the corresponding  EIX Option,  even if the EIX Option remains  outstanding and exercisable.  The dividend  equivalents are subject to termination and other conditions specified in Sections 2 and 9.

5. TRANSFER AND BENEFICIARY
(a) EIX Options and dividend equivalents of the Holder are transferable to a spouse, child or grandchild, or trusts or other vehicles established exclusively for their benefit.  Any transfer request must specifically be authorized by EIX in writing and shall be subject to any conditions, restrictions or requirements as the administrator may determine.

(b) The Holder may  designate a  beneficiary  who,  upon the death of the Holder,  will be entitled to exercise the
EIX Options and dividend  equivalents  subject to the provisions of the ECP and these terms and conditions  through the end of their original terms.

6. TAXES
The Holder shall be responsible  for any and all taxes  resulting from the grant or exercise of the EIX Options and dividend equivalents.

7. CONTINUED SERVICE
Nothing in the award  certificate  or these terms and  conditions  will be deemed to confer on the Holder any right to continue in service as a director of EIX or SCE.

8. NOTICE OF DISPOSITION OF SHARES AND SECTION 16
Holder  agrees that if he or she should  dispose of any shares of stock  acquired on the  exercise of EIX  Options, including a disposition  by sale,  exchange,  gift or transfer of legal title,  the Holder will notify EIX promptly of such disposition.

9. AMENDMENT
The EIX Options and  dividend  equivalents  are subject to the terms of the ECP as amended  from time to time.  EIX reserves the right to  substitute  cash awards  substantially  equivalent  in value to the EIX Options and dividend equivalents.  The EIX Options and  dividend  equivalents  may not  otherwise be  restricted  or limited by any plan amendment or termination approved after the date of the award without the Holder's consent.

10. FORCE AND EFFECT
The  various   provisions   herein  are  severable  in  their  entirety.   Any   determination   of  invalidity  or
unenforceability  of any one  provision  will have no effect on the  continuing  force and effect of the  remaining provisions.

11. GOVERNING LAW
The terms and  conditions  of the EIX Options and  dividend  equivalents  will be  construed  under the laws of the
State of California.

12. NOTICE
Unless waived by EIX, any notice  required  under or relating to the EIX Options and dividend  equivalents  must be in writing,  with postage prepaid,  addressed to: Edison  International,  Attn: Corporate Secretary,  P.O. Box 800,
Rosemead, CA 91770.

EDISON INTERNATIONAL

/s/   Beverly P. Ryder
---------------------------------
Beverly P. Ryder, Vice President

                                                     APPENDIX A

                               DIRECTOR NONQUALIFIED OPTIONS AND DIVIDEND EQUIVALENTS
                                               TERMS AND CONDITIONS

                                                 CHANGE IN CONTROL

"Change in Control of EIX" shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

         (a)      Any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of EIX) becomes the Beneficial Owner, directly or indirectly, of securities of EIX representing thirty percent (30%) or more of the combined voting power of EIX's then outstanding securities.  For purposes of this clause, "Person" shall not include one or more underwriters acquiring newly-issued voting securities (or securities convertible into voting securities) directly from EIX with a view towards distribution.

         (b)      On any day after the date of grant (the "Reference Date") Continuing Directors cease for any reason to constitute a majority of the Board.  A director is a "Continuing Director" if he or she either:

                  (i)      was a member of the Board on the applicable Initial Date (an "Initial Director"); or

                  (ii)     was elected to the Board, or was nominated for election by EIX's shareholders, by a vote of at least two-thirds (2/3) of the Initial Directors then in office.

                  A member of the Board who was not a Director on the applicable Initial Date shall be deemed to be an Initial Director for purposes of clause (b) above if his or her election, or nomination for election by EIX's shareholders, was approved by a vote of at least two-thirds (2/3) of the
                  Initial Directors (including directors elected after the applicable Initial Date who are deemed to be Initial Directors by application of this provision) then in office.

                  "Initial Date" means the later of (A) the date of grant or (B) the date that is two (2) years before the Reference Date.

         (c)      EIX is liquidated; all or substantially all of EIX's assets are sold in one or a series of related transactions; or EIX is merged, consolidated, or reorganized with or involving any other corporation, other than a merger, consolidation, or reorganization that results in the voting securities of EIX outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity)
                  more than fifty percent (50%) of the combined voting power of the voting securities of EIX (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.  Notwithstanding the foregoing, a bankruptcy of EIX or a sale or spin-off of an
                  EIX Affiliate (short of a dissolution of EIX or a liquidation of substantially all of EIX's assets, determined on an aggregate basis) will not constitute a Change in Control of EIX.

         (d)      The consummation of such other transaction that the Board may, in its discretion in the circumstances, declare to be a Change in Control of EIX for purposes of the Plans.